Exhibit (g)(1)(l)
AMENDMENT TO CUSTODIAN SERVICES AGREEMENT
     This Amendment (“Amendment”) is made as of the 1st day of January, 2010, by and between PACIFIC LIFE FUNDS (formerly, Pacific Funds) (the “Trust”) and PFPC TRUST COMPANY (“PFPC” or “Custodian”).
BACKGROUND:
A.	PFPC and the Trust entered into a Custodian Services Agreement dated as of June 20, 2001, as amended to date (the “Agreement”).

B.	Effective June 1, 2010 PFPC’s name will change to PNC Trust Company.

C.	The parties desire to amend the Agreement as set forth herein.
TERMS:
1.	Section VIII of the Agreement is hereby amended by deleting the first sentence in its entirety and replacing it with the following:
“This Agreement shall be effective on the date first above written and shall continue through December 31, 2012 (the “Initial Term”). ”
2.	Effective on June 1, 2010, all references to “PFPC Trust Company” in the Agreement are hereby replaced with “PNC Trust Company” and all reference to “PFPC” in the Agreement are hereby replaced with “PNC.”

3.	Miscellaneous.
(a)	As hereby amended and supplemented, the Agreement, as well as capitalized terms not defined in this Amendment, shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.

(b)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(c)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(d)	This Amendment shall be governed by the laws of the State of Delaware, without regard to its principles of conflicts of laws.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

PACIFIC LIFE FUNDS
By:	/s/ Howard T. Hirakawa
	Name:	Howard T. Hirakawa
	Title:	Vice President

By:	/s/ Audrey L. Milfs
	Name:	Audrey L. Milfs
	Title:	Vice President & Secretary

PFPC TRUST COMPANY
By:	/s/ Edward A. Smith, III
	Name:	Edward A. Smith, III
	Title:	Vice President & Senior Director